UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VIVOPOWER INTERNATIONAL PLC.

(Exact Name of Registrant as Specified in its Charter)

England and Wales	Not Applicable
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

23 Hanover Square

Mayfair

London W1S 1JB, UK
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Ordinary Shares, $0.012 par value	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-213297.

Securities to be registered pursuant to Section 12(g) of the Act: ______________.

Item 1.    Description of Registrant's Securities to be Registered.

A description of the ordinary shares to be registered hereunder is contained in the section entitled “Description of VivoPower Securities” in the Prospectus included in the Registration Statement on Form F-4 (File No. 333-213297) filed by VivoPower International PLC (the “Registrant”) with the Securities and Exchange Commission on August 24, 2016, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein.

Item 2.    Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market  LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 28, 2016	VIVOPOWER INTERNATIONAL PLC

	By:	/s/ Philip Comberg
	Name:	Philip Comberg
	Title:	CEO